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                            TKT Management Bonus Plan

                                 2004 Plan Year





                             Name:
                             Title:


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                            TKT MANAGEMENT BONUS PLAN

PURPOSE

The purpose of the TKT Management Retention Bonus Plan (the "Plan") is to;

      > Enable TKT to retain certain management employees from year to year and to provide such employees with incentive to remain with TKT after the conclusion of any given calendar year;

      > Provide participating management employees with motivation and incentive to help drive TKT's and the individual's near and long term success;

      > Align compensation with Company goals and the interests of the shareholders;

      >     Base variable compensation on individual and team performance;


PLAN DESIGN

Rewards under the Plan consist of cash and stock options. The cash component is designed to provide near-term reward based on annual performance against goals and foster continued retention. The stock component encourages continued retention and longer- term achievement (through options and vesting periods). Award amounts will be determined by TKT and will be consistent with industry practices, internal equity and company resources.

Notwithstanding anything in this document to the contrary, the fully funded bonus(es) provided pursuant to this Plan will only be made available if TKT achieves the minimum financial performance threshold determined by the Company, in its discretion.

PLAN DETAILS

Bonuses will be targeted as a percentage of annual base salary and Base Shares Options for each Plan participant. "Base Share Options" shall be determined by TKT in its discretion. Plan participants will be provided this information or may contact the Human Resources Department with questions regarding the base salary or Base Share Options applicable to him/herself.

Actual Bonus amounts will be determined in the Company's discretion and will be calculated based on the achievement of Corporate Goals and Individual Goals, as such terms are defined herein. Generally, half the actual bonus, if any, will be determined based upon the achievement of Corporate Goals and the balance based upon the achievement of Individual Goals.


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"Corporate Goals" shall include those goals set forth for the Company as a whole at the beginning of or during a given Plan Year. "Individual Goals" shall include goals provided by an employee's supervisor to an employee at the beginning of or during a given Plan Year.

The Company retains the right to weight each of the goals as it deems appropriate and, thereby, determine what bonus, if any, is earned by each participant in this Plan.

Participants who may be eligible for a bonus pursuant this Plan shall be provided with information regarding their position classification ("Level"). Such Level will determine the Target Bonus for which the employee may be eligible in a given year, upon achievement of all corporate and individual goals. TKT reserves the right to determine the actual bonus to be provided, if any to each participating employee.

        CASH TARGET BONUS

After meeting all eligibility requirements and after achieving of all corporate and individual goals, you will be eligible for the following cash target bonus, calculated as a percentage of the employee's base salary.

               Cash Target Bonus:_____________________


        STOCK OPTION TARGET

After meeting all eligibility requirements and after achieving all corporate and individual goals, you will be eligible for the following stock option target bonus.

               Stock Option Target Bonus:_______________

Based upon a participant and TKT's exceeding the goals, TKT reserves the right to grant additional options in excess of the target stated above. Such additional grant, if any, will range from 0 to 15% of the stock option target bonus and are subject to the approval of TKT's Board of Directors.

Stock options granted pursuant to this Plan shall be granted with an exercise price equal to the fair market value on the date of any such grant. In addition, stock options shall be granted with such vesting schedule and other conditions as TKT will determine in its discretion. All stock options granted under this plan are subject to TKT Board of Directors approval. The stock options shall also be subject to such option agreement(s) and/or plan(s) which are in effect from time to time.

SUMMARY OF PROGRAM DETAILS

        PLAN YEAR

January 1 through December 31 annually


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        BONUS POOL DOLLARS

As stated above, the Plan will only be fully funded if TKT achieves the minimum financial performance threshold determined by the Company, in its discretion. The extent to which the Company does not meet, meets or exceeds such minimum financial performance goals will vary TKT's contributions to the Plan and thus the total bonus dollars available in the pool for distribution. The actual amount contributed to the Plan shall be determined by TKT in the exercise of its discretion.

        BONUS PAYMENT

If a cash bonus is to be paid out under the Plan, such bonus will be paid to only those employees remaining employed by the Company on the date of such payment. It is anticipated that bonus payments, if any, will be made at or around the end of the first quarter of each calendar year.

        ELIGIBILITY

Certain management-level employees of TKT will be eligible pursuant to this Plan. Employees are only eligible if they are provided with written Individual Goals identified as correlating to this Plan.

Participants will only be eligible for bonus payments hereunder if they are in good standing with the Company (employees who have been placed on a performance improvement plan are not eligible) and if they remain employed with TKT on the date the bonus payments are to be made.

Participants must be employed for at least 16 weeks of the Plan Year. Plan participants who join TKT during the Plan Year period will be eligible to receive a pro rata bonus based on their start date and December 31.

Eligible part time employees will receive pro rated bonuses based on their number of scheduled work hours.

Employees who are eligible to receive incentive bonus(es) through an individual or group plan of TKT (including sales incentive plans and individual employment agreements) other than this Plan, will generally be ineligible under this Plan. An employee who changes positions within a Plan Year can be eligible for a prorated bonus pursuant to this Plan, if all other eligibility requirements are met.

        HOW CASH BONUS PAY AFFECTS YOUR BENEFITS

The bonus amount, if any, will be taken into account when calculating participation in the 401k plan. The elected contribution percentage will be deducted from the lump sum bonus payment.


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OTHER PROVISIONS

Earnings from this Plan will be subject to applicable withholdings.

Subject to applicable law, TKT expressly reserves the right to deduct any amounts or monies owed or due by a participating employee to TKT, for any reason, from the payments provided hereunder. The employee specifically authorizes such a deduction.

This Plan does not constitute a contract of employment or guarantee a bonus award payment. Except as may be amended by a written agreement signed by the President of TKT, each employee remains employed at-will and either the employee or the Company may terminate the employment relationship at any time. The Company does reserve that right to review, alter, amend or terminate this Plan at anytime. The company also reserves the discretion to interpret the Plan as it determined. This Plan and each employee's eligibility hereunder will be reviewed on an annual basis.

----------------------------                --------------------------
Employee Name                               Plan Year


----------------------------                --------------------------
Employee Signature                          Date


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                                      2004

                            TKT MANAGEMENT BONUS PLAN


BONUSABLE TKT COMPANY GOALS                                                  50%

REPLAGAL                                       HUNTER


GAUCHER                                        DYNEPO


RESEARCH                                       GENERAL CORPORATE GOALS


FINANCIAL                                      BUSINESS DEVELOPMENT GOALS

BONUSABLE INDIVIDUAL GOALS                                                   50%
List 3-5 goals the individual will be evaluated against at the end of the plan year.

1.                                                                                       _____%




2.                                                                                       _____%




3.                                                                                       _____%




4.                                                                                       _____%




5.                                                                                       _____%



Name:_________________________________________      Cash Target Bonus:_________________________

Title:__________________________________________       Stock Option Target: ___________________

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
Employee signature:___________________________________    Date:________________________________

Supervisor's signature:________________________________   Date:________________________________


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